Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for Fourth Quarter and Full Year 2019

Oklahoma City, Oklahoma, February 26, 2020 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter and fiscal year ended December 31, 2019.

Results and highlights during the fourth quarter and full year 2019:
•Fourth quarter net loss of $249 million, or $7.01 per share, driven largely by a non-cash ceiling test write down, and adjusted net loss of $4 million, or $0.11 per share
•Fourth quarter adjusted EBITDA increased 24% quarter-over-quarter to $32 million
•Met or exceeded all 2019 operational guidance metrics
•Decreased G&A and adjusted G&A year-over-year by 21% and 19%, respectively, and beat the low end of adjusted G&A guidance by 7%
•North Park oil production increased 48% year-over-year and reached 52% of total company oil production for the fourth quarter
•Proved reserves of 90 MMBoe at December 31, 2019 with Standardized Measure and PV-10 of $364 million

John Suter, Interim President and CEO commented, “This was a challenging year for SandRidge with financial results impacted by low and volatile commodity prices, particularly with regard to Mid-Continent natural gas and NGL realizations. To adapt, we adjusted capital spending for the fourth quarter by deferring projects to minimize outspend and generate moderate free cash flow. Even with the deferral of fourth quarter projects, we delivered within or exceeded all operational guidance metrics. Entering 2020, we remain focused on our strategy to maximize value for our shareholders by relentlessly driving cost reduction and pursuing only high return opportunities. Our reduced capital spending plan is expected to generate positive free cash flow assuming $53 per Bbl and $2.15 per MMBtu. We continue to remain flexible with contingent development plans should commodity prices improve."

Financial Results
Fourth Quarter
For the fourth quarter, the Company reported a net loss of $249 million, or $7.01 per share, and net cash provided by operating activities of $26 million. After adjusting for certain items, the Company's adjusted net loss amounted to $4 million, or $0.11 per share, operating cash flow totaled $31 million and adjusted EBITDA was $32 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release beginning on page 11.

Full Year
For the full year of 2019, the Company reported a net loss of $449 million, or $12.68 per share, and net cash provided by operating activities of $121 million. After adjusting for certain items, the Company's adjusted net loss amounted to $30 million, or $0.85 per share, operating cash flow totaled $129 million and adjusted EBITDA was $135 million for the year.

Operational Results and Activity
Production totaled 2.7 MMBoe (31% oil, 21% NGLs and 48% natural gas) for the fourth quarter and 12.0 MMBoe (30% oil, 24% NGLs and 46% natural gas) for the full year of 2019. The Company did not bring any new wells to sales during the fourth quarter.

North Park Basin Asset in Jackson County, Colorado
Net production for North Park Basin totaled 445 MBoe (4.8 MBoepd) during the fourth quarter and 1.5 MMBoe (4.2 MBoepd) for the year. During 2019, the Company drilled ten wells and brought sixteen wells to sales which progressed both well spacing and delineation of the play. Nine of these wells were involved in two different spacing pattern tests, one with a twenty-three wells-per-section pattern and the other with a fifteen wells-per-section pattern. The results help optimize full field development planning in the future.

Mid-Continent Assets in Oklahoma and Kansas
Production in the Mississippian totaled 2.1 MMBoe (22.5 MBoepd, 16% oil) during the fourth quarter and 9.4 MMBoe (25.8 MBoepd, 16% oil) for the year. Production in Northwest STACK totaled 201 MBoe (2.2 MBoepd, 38% oil) during the quarter and 1.0 MMBoe (2.8 MBoepd, 44% oil) for the year. During 2019, the Company drilled eleven wells and brought fourteen wells to sales in the Northwest STACK.

Year End 2019 Estimated Proved Reserves
Proved reserves decreased from 160 MMBoe at December 31, 2018 to 90 MMBoe at December 31, 2019, primarily due to downward revisions associated with the decrease in year-over-year SEC commodity pricing. Approximately 70% or 49 MMBoe of the total reserves decrease is due to SEC pricing and increased commodity price differentials. The remaining reserve decrease primarily resulted from a combination of downgrading PUDs due to a revised drilling schedule, production, modest performance revisions and well shut-ins during 2019. Proved developed reserves made up 69% of the Company's 2019 estimated proved reserves and 31% were classified as proved undeveloped. The Company's Standardized Measure and PV-10 at December 31, 2019 was $364 million utilizing SEC pricing of $55.69 per Bbl for oil and $2.58 per MMBtu for natural gas, before adjustments.

	Oil MBbls	NGLs MBbls	Gas MMcf	Equivalent MBoe[1]	Standardized Measure /PV-10 $MM
Proved Reserves, December 31, 2018	64,019	28,175	407,891	160,176	$1,046
Revisions of previous estimates	(25,530)	(9,277)	(142,239)	(58,514)
Extensions and discoveries	635	94	2,127	1,084
Sales of reserves in place	(297)	(223)	(2,308)	(905)
Production	(3,519)	(2,910)	(33,164)	(11,956)
Proved Reserves, December 31, 2019	35,308	15,859	232,307	89,885	$364

1) Equivalent Boe are calculated using an energy equivalent ratio of six Mcf of natural gas to one Bbl of oil. Using an energy-equivalent ratio does not factor in price differences and energy-equivalent prices may differ significantly among produced products.

2020 Capital Expenditures and Operational Guidance
In 2020, the Company plans to spend $25 - $30 million in total capital expenditures allocated between the North Park Basin and Mid-Continent. With this capital plan, the Company expects to be free cash flow positive assuming $53 per Bbl and $2.15 per MMBtu. Total production for 2020 is projected to be 7.7 - 8.6 MMBoe. Other operational guidance detail can be found on the "2020 Operational and Capital Expenditure Guidance" table below. With this plan, the Company intends to reduce debt and maintain a clean balance sheet.

Liquidity and Capital Structure
As of February 21, 2020, the Company's total liquidity was $176 million, based on $3 million of cash and $173 million available under its credit facility, net of outstanding letters of credit. The Company currently has $49 million drawn on the facility.

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, February 27, 2020 at 10:00 am CT. The telephone number to access the conference call from within the U.S. is (866) 393-4306 and from outside the U.S. is (734) 385-2616. The passcode for the call is 9278407. An audio replay of the call will be available from February 27, 2020 until 11:59 pm CT on March 5, 2020. The number to access the conference call replay is (855) 859-2056 or (404) 537-3406. The passcode for the replay is 9278407.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

2020 Operational and Capital Expenditure Guidance
Presented below is the Company’s updated operational and capital expenditure guidance for 2020.

Guidance
Projection as of
February 26, 2020
Production
Oil (MMBbls)	1.9 - 2.2
Natural Gas Liquids (MMBbls)	1.7 - 2.0
Total Liquids (MMBbls)	3.6 - 4.2
Natural Gas (Bcf)	24.5 - 26.5
Total (MMBoe)	7.7 - 8.6

Price Differentials to NYMEX
Oil (per Bbl)	($3.85)
Natural Gas (per MMBtu)	($1.30)

Expenses
LOE	$72 - $78 million
Adjusted G&A Expense (1)	$18 - $20 million

% of Revenue
Severance and Ad Valorem Taxes	7.0% - 7.5%

Capital Expenditures
Capital Expenditures (excluding acquisitions and plugging and abandonment)	$25 - $30 million

1.Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures" beginning on page 11. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Production - Total
Oil (MBbl)	851	840	3,519	3,477
NGL (MBbl)	575	719	2,910	2,829
Natural Gas (MMcf)	7,750	8,954	33,164	36,175
Oil equivalent (MBoe)	2,718	3,051	11,956	12,335
Daily production (MBoed)	29.5	33.2	32.8	33.8

Average price per unit
Realized oil price per barrel - as reported	$51.13	$57.20	$52.96	$61.73
Realized impact of derivatives per barrel	0.67	(4.22)	0.34	(10.39)
Net realized price per barrel	$51.80	$52.98	$53.30	$51.35

Realized NGL price per barrel - as reported	$11.67	$20.86	$12.23	$23.72
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$11.67	$20.86	$12.23	$23.72

Realized natural gas price per Mcf - as reported	$1.22	$2.44	$1.33	$1.85
Realized impact of derivatives per Mcf	—	(0.22)	0.15	0.04
Net realized price per Mcf	$1.22	$2.22	$1.48	$1.89

Realized price per Boe - as reported	$21.95	$27.84	$22.26	$28.27
Net realized price per Boe - including impact of derivatives	$22.17	$3,807.68	$22.78	$25.47

Average cost per Boe
Lease operating	$7.07	$7.41	$7.61	$7.12
Production, ad valorem, and other taxes	$1.51	$2.02	$1.62	$2.06
Depletion (1)	$11.82	$11.55	$12.28	$10.32

(Loss) earnings per share
(Loss) earnings per share applicable to common stockholders
Basic	$(7.01)	$1.53	$(12.68)	$(0.26)
Diluted	$(7.01)	$1.53	$(12.68)	$(0.26)

Adjusted net (loss) income per share available to common stockholders
Basic	$(0.11)	$0.15	$(0.85)	$0.57
Diluted	$(0.11)	$0.15	$(0.85)	$0.57

Weighted average number of shares outstanding (in thousands)
Basic	35,536	35,312	35,427	35,057
Diluted	35,536	35,312	35,427	35,057

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months and twelve months ended December 31, 2019.

	Three Months Ended	Twelve Months Ended
	December 31, 2019	December 31, 2019
	(In thousands)	(In thousands)

Drilling and Completion	1,730	105,607
Other Exploration and Production	11,026	56,427
Total Capital Expenditures	$12,756	$162,034
(excluding acquisitions and plugging and abandonment)

Derivative Contracts
The table below sets forth the Company’s hedge position for 2020 as of February 26, 2020:

	Quarter Ending

	3/31/2020	6/30/2020	9/30/2020	12/31/2020	FY 2020
WTI Swaps:
Total Volume (MBbls)	273.0	182.0	-	-	455.0
Swap Price ($/Bbl)	$61.05	$60.00	-	-	$60.63

Capitalization
The Company’s capital structure as of December 31, 2019 and December 31, 2018 is presented below:

	December 31, 2019	December 31, 2018

	(In thousands)

Cash, cash equivalents and restricted cash	$5,968	$19,645

Credit facility	$57,500	$—
Total debt	57,500	—

Stockholders’ equity
Common stock	36	36
Warrants	88,520	88,516
Additional paid-in capital	1,059,253	1,055,164
Accumulated deficit	(745,357)	(295,995)
Total SandRidge Energy, Inc. stockholders’ equity	402,452	847,721

Total capitalization	$459,952	$847,721

SandRidge Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Year Ended December 31,
	2019	2018	2017
Revenues
Oil, natural gas and NGL	$266,104	$348,726	$356,210
Other	741	669	1,089
Total revenues	266,845	349,395	357,299
Expenses
Lease operating expenses	90,938	87,786	99,052
Production, ad valorem, and other taxes	19,394	25,434	18,211
Depreciation and depletion—oil and natural gas	146,874	127,281	118,035
Depreciation and amortization—other	11,684	11,982	13,852
Impairment	409,574	4,170	4,019
General and administrative	32,058	40,619	75,133
Accelerated vesting of employment compensation	—	6,545	—
Proxy contest	—	7,139	—
Terminated merger costs	—	—	8,162
Employee termination benefits	4,792	32,657	4,815
(Gain) loss on derivative contracts	(1,094)	17,155	(24,090)
Other operating (income) expense	(608)	(998)	479
Total expenses	713,612	359,770	317,668
(Loss) income from operations	(446,767)	(10,375)	39,631
Other (expense) income
Interest expense, net	(2,974)	(2,787)	(3,868)
Gain on extinguishment of debt	—	1,151	—
Other income, net	436	2,865	2,550
Total other (expense) income	(2,538)	1,229	(1,318)
(Loss) income before income taxes	(449,305)	(9,146)	38,313
Income tax benefit	—	(71)	(8,749)
Net (loss) income	$(449,305)	$(9,075)	$47,062
(Loss) earnings per share
Basic	$(12.68)	$(0.26)	$1.45
Diluted	$(12.68)	$(0.26)	$1.44
Weighted average number of common shares outstanding
Basic	35,427	35,057	32,442
Diluted	35,427	35,057	32,663

SandRidge Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	December 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$4,275	$17,660
Restricted cash - other	1,693	1,985
Accounts receivable, net	28,644	45,503
Derivative contracts	114	5,286
Prepaid expenses	3,342	2,628
Other current assets	538	265
Total current assets	38,606	73,327
Oil and natural gas properties, using full cost method of accounting
Proved	1,484,359	1,269,091
Unproved	24,603	60,152
Less: accumulated depreciation, depletion and impairment	(1,129,622)	(580,132)
	379,340	749,111
Other property, plant and equipment, net	188,603	200,838
Other assets	1,140	1,062
Total assets	$607,689	$1,024,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$64,937	$111,797
Asset retirement obligation	22,119	25,393
Other current liabilities	1,367	—
Total current liabilities	88,423	137,190
Long-term debt	57,500	—
Asset retirement obligation	52,897	34,671
Other long-term obligations	6,417	4,756
Total liabilities	205,237	176,617
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 35,772 issued and outstanding at December 31, 2019 and 35,687 issued and outstanding at December 31, 2018	36	36
Warrants	88,520	88,516
Additional paid-in capital	1,059,253	1,055,164
Accumulated deficit	(745,357)	(295,995)
Total stockholders’ equity	402,452	847,721
Total liabilities and stockholders’ equity	$607,689	$1,024,338

SandRidge Energy, Inc. and Subsidiaries
Consolidated Cash Flows
(In thousands)

	Year Ended December 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(449,305)	$(9,075)	$47,062
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	16	(462)	406
Depreciation, depletion, and amortization	158,558	139,263	131,887
Impairment	409,574	4,170	4,019
Debt issuance costs amortization	558	470	430
Amortization of discount, net of premium, on debt	—	(47)	(330)
Gain on extinguishment of debt	—	(1,151)	—
Write off of debt issuance costs	142	—	—
(Gain) loss on derivative contracts	(1,094)	17,155	(24,090)
Cash received (paid) on settlement of derivative contracts	6,266	(35,325)	7,260
Stock-based compensation	4,254	23,377	15,750
Other	(187)	(1,571)	344
Changes in operating assets and liabilities
Receivables	15,829	16,560	115
Prepaid expenses	(714)	2,620	127
Other current assets	(301)	170	191
Other assets and liabilities, net	(610)	(1,754)	4,186
Accounts payable and accrued expenses	(17,217)	(4,257)	(2,199)
Asset retirement obligations	(4,445)	(4,629)	(3,979)
Net cash provided by operating activities	121,324	145,514	181,179
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(191,678)	(187,047)	(219,246)
Acquisition of assets	236	(24,764)	(48,312)
Proceeds from sale of assets	1,593	28,358	21,834
Net cash used in investing activities	(189,849)	(183,453)	(245,724)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	211,096	10,000	—
Repayments of borrowings	(153,596)	(46,304)	—
Debt issuance costs	(911)	—	(1,488)
Reduction of financing lease liability	(1,374)	—	—
Cash paid for tax withholdings on vested stock awards	(367)	(7,420)	(6,730)
Net cash provided by (used in) financing activities	54,848	(43,724)	(8,218)
NET DECREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(13,677)	(81,663)	(72,763)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	19,645	101,308	174,071
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$5,968	$19,645	$101,308

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(2,157)	$(4,045)	$(2,438)
Cash received for income taxes	$—	$4,381	$4,348
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$4,592	$34,235	$50,096
Right-of-use assets obtained in exchange for financing lease obligations	$3,347		$—
Carrying values of properties exchanged	$5,384	$—	$—
Equity Issues for debt	$—	$—	$(268,779)

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

	(In thousands)
Net cash provided by operating activities	$25,795	$36,346	$121,324	$145,514
Changes in operating assets and liabilities	5,564	7,697	7,458	(8,710)
Operating cash flow	$31,359	$44,043	$128,782	$136,804

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net (loss) income before income tax benefit, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

	(In thousands)
Net (loss) income	$(249,142)	$54,178	$(449,305)	$(9,075)

Adjusted for
Income tax expense (benefit)	—	1	—	(71)
Interest expense	974	640	3,064	3,148
Depreciation and amortization - other	2,774	2,753	11,684	11,982
Depreciation and depletion - oil and natural gas	32,119	35,233	146,874	127,281
EBITDA	(213,275)	92,805	(287,683)	133,265

Asset impairment	244,067	—	409,574	4,170
Stock-based compensation	313	962	3,266	10,246
Loss (gain) on derivative contracts	453	(42,608)	(1,094)	17,155
Cash received (paid) upon settlement of derivative contracts	566	(6,300)	6,266	(35,325)
Employee termination benefits	327	4	4,792	32,657
Proxy contest	—	—	—	7,139
Acceleration of performance units	—	—	—	1,232
Gain on extinguishment of debt	—	—	—	(1,151)
Other	(76)	(212)	(279)	(2,669)

Adjusted EBITDA	$32,375	$44,651	$134,842	$166,719

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

	(In thousands)
Net cash provided by operating activities	$25,795	$36,346	$121,324	$145,514

Changes in operating assets and liabilities	5,564	7,697	7,458	(8,710)
Interest expense	974	640	3,064	3,148
Employee termination benefits (1)	315	4	3,802	19,526
Proxy contest	—	—	—	7,139
Acceleration of performance units	—	—	—	1,232
Income tax expense (benefit)	—	1	—	(71)
Other	(273)	(37)	(806)	(1,059)

Adjusted EBITDA	$32,375	$44,651	$134,842	$166,719

1.Excludes associated stock-based compensation.

Reconciliation of Net (Loss) Income Available to Common Stockholders to Adjusted Net (Loss) Income Available to Common Stockholders
The Company defines adjusted net (loss) income as net (loss) income excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net (loss) income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss) income is not a measure of financial performance under GAAP and should not be considered a substitute for net (loss) income available to common stockholders.

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
	$	$/Diluted Share	$	$/Diluted Share

	(In thousands, except per share amounts)
Net (loss) income available to common stockholders	$(249,142)	$(7.01)	$54,178	$1.53

Asset impairment	244,067	6.87	—	—
Loss (gain) on derivative contracts	453	0.01	(42,608)	(1.21)
Cash received (paid) upon settlement of derivative contracts	566	0.01	(6,300)	(0.17)
Employee termination benefits	327	0.01	4	—
Proxy contest	—	—	—	—
Other	(68)	—	(131)	—

Adjusted net (loss) income available to common stockholders	$(3,797)	$(0.11)	$5,143	$0.15

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,536	35,536	35,312	35,312

Total adjusted net (loss) income per share	$(0.11)	$(0.11)	$0.15	$0.15

	Year Ended December 31, 2019		Year Ended December 31, 2018
	$	$/Diluted Share	$	$/Diluted Share

	(In thousands, except per share amounts)
Net loss available to common stockholders	$(449,305)	$(12.68)	$(9,075)	$(0.26)

Asset impairment	409,574	11.56	4,170	0.12
(Gain) loss on derivative contracts	(1,094)	(0.03)	17,155	0.49
Cash received (paid) upon settlement of derivative contracts	6,266	0.17	(35,325)	(1.01)
Employee termination benefits	4,792	0.14	32,657	0.93
Proxy contest	—	—	7,139	0.20
Accelerated vesting of employment compensation	—	—	6,545	0.19
Gain on extinguishment of debt	—	—	(1,151)	(0.03)
Other	(188)	(0.01)	(2,208)	(0.06)

Adjusted net (loss) income available to common stockholders	$(29,955)	$(0.85)	$19,907	$0.57

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,427	35,427	35,057	35,057

Total adjusted net (loss) income per share	$(0.85)	$(0.85)	$0.57	$0.57

Reconciliation of PV-10 to Standardized Measure
PV-10 is a non-GAAP financial measure and represents the present value of estimated future cash inflows from proved oil, natural gas and NGL reserves, less future development and production costs, discounted at 10% per annum to reflect timing of future cash flows and using 12-month average prices for the years ended December 31, 2019 and 2018. PV-10 differs from Standardized Measure because it does not include the effects of income taxes on future net revenues. PV-10 is used by the industry and by management as a reserve asset value measure to compare against past reserve bases and the reserve bases of other business entities. It is useful because its calculation is not dependent on the taxpaying status of the entity. Because of the present value of future income tax discounted at 10% is insignificant, these measures are equivalent.

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables.

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
	$	$/Boe	$	$/Boe

	(In thousands, except per Boe amounts)
General and administrative	$5,797	$2.13	$7,796	$2.56
Stock-based compensation	(313)	(0.11)	(962)	(0.32)
Adjusted G&A	$5,484	$2.02	$6,834	$2.24

	Year Ended December 31, 2019		Year Ended December 31, 2018
	$	$/Boe	$	$/Boe

	(In thousands, except per Boe amounts)
General and administrative	$32,058	$2.68	$40,619	$3.29
Stock-based compensation (1)	(3,266)	(0.27)	(4,933)	(0.40)
Adjusted G&A	$28,792	$2.41	$35,686	$2.89

1.Excludes non-cash stock-based compensation included in employee termination benefits and accelerated vesting of employment compensation in the consolidated statement of operations.

For further information, please contact:
Johna Robinson
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
(405) 429-5515

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “2020 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, and development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, reserves, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippian Lime formation in Oklahoma and Kansas.